Exhibit 10.40

REDACTED
Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

SECOND AMENDMENT

TO

GLOBAL ACCESS COMMITTMENTS AGREEMENT

This FIRST AMENDMENT TO GLOBAL ACCESS COMMITMENTS AGREEMENT ("Agreement") is effective as of the 15th day of July, 2020, by and among the Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation (the "Foundation") and CureVac AG, a German stock corporation (the "Company").

WHEREAS, the Foundation and the Company are parties to that certain Global Access Commitments Agreement, dated as of February 13, 2015 (the "Global Access Commitments Agreement").

WHEREAS, the Foundation and the Company are parties to that certain letter agreement dated as of July 15, 2020, among GSK Biologicals SA, the Foundation and the Company (the "GSK Letter Agreement").

WHEREAS, the Foundation and the Company desire to make certain amendments to the Global Access Commitments Agreement to be effective upon the Effective Date (as defined in the GSK Letter Agreement).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1.      Effective as of the Effective Date, Section 2 of the Global Access Commitments Agreement is hereby amended by inserting the following term in alphabetical order and the remaining defined terms are renumbered accordingly:

"GSK Letter Agreement" means that certain letter agreement dated as of July 15, 2020, among GSK Biologicals SA, the Foundation and the Company.

2.      Effective as of the Effective Date, the first sentence of Section 3(d) of the Global Access Commitments Agreement is hereby amended and restated in its entirety to read as follows:

(d)	Non-exclusive License. Subject to the Existing Agreements, in connection with and relating solely to each Project the Company will grant the Foundation a worldwide, non-exclusive, perpetual, irrevocable, fully-paid up, royalty-free license to the Funded Developments and the background intellectual property Controlled by the Company that is covering the Platform Technology to the extent reasonably required to use, research, develop, make, sell, and offer-for-sale the Funded Developments for the specific Project, including the Products developed under such Project (the "Global Access License"), but any development, manufacture, sale, offer-for-sale, importation or distribution of products is limited to importation into and distribution to people in Access Countries in a manner consistent with the Foundation's charitable purpose; provided that the Global Access License will only come into force (condition precedent) in the event of (i) the Company's insolvency, dissolution, (ii) an uncured Charitability Default (Section 8(a) shall apply accordingly) or (iii) the Company being unwilling or unable to initiate or continue any Project relating to a BMGF [*****] Vaccine (as defined in the GSK Letter Agreement), and provided the Company does not cure its unwillingness or inability to initiate or continue such Project under the Global Access Commitments Agreement within ninety (90) days after receipt of a written notice by the Foundation that the Global Access License would come into force owing to the Company's unwillingness or inability to initiate or continue such Project.

3.      The Foundation and the Company hereby reaffinn their obligations pursuant to the Global Access Commitments Agreement.

4.      Capitalized tenns used herein without definition shall have the meanings ascribed thereto in the Global Access Commitments Agreement.

5.      Except as expressly modified by this Agreement, all tenns and conditions of the Global Access Commitments Agreement shall continue in full force and effect.

6.      This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, U.S.A. irrespective of the principal place of business, residence or domicile of the parties hereto and without giving effect to otherwise applicable principles of conflicts of law that would give effect to the laws of another jurisdiction.

7.      This Agreement may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CUREVAC AG

By:	/s/ Pierre Kemula
Name:	Pierre Kemula
Title:	CFO

CUREVAC B.V.

By:	/s/ Franz-Werner Haas
Name:	Franz-Werner Haas
Title:	Managing Director

CUREVAC Real Estate GmbH

By:	/s/ Florian von der Mülbe
Name:	Florian von der Mülbe
Title:	Managing Director

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CUREVAC AG

By:
Name:
Title:

CUREVAC B.V.

By:
Name:
Title:

CUREVAC Real Estate GmbH

By:
Name:
Title:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Natalie Revelle
Name:	Natalie Revelle
Title: Deputy Director, Strategic Investment Fund